SECURTIES AND EXCHANGE COMMISION

                              Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                 August 27, 2003

                               MEDPLUS CORPORATION

             (exact name of registrant as specified in its charter)

         Delaware                      0-16286                 95-4082020
(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)               File Number)             Indent. No.)

                        54 Broad Street, Suite 200B
                                Red Bank, NJ                          07701
                  (Address of principal executive offices)         (Zip code)


               Registrant's telephone number, including area code

                                  732-212-1133

                                 Not applicable

          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

At  the  Company's  Annual  Meeting,  held on July 29, 2003, shareholders of the
Company voted to alter the Company's share capital structure by reverse-splitting its common stock on the basis of 1 new share for every 10 shares currently held. This Proposal was approved after the Company's Board of Directors recommended the consolidation primarily as a way of improving the Company's ability to use its own currency to make further acquisitions. The share capital consolidation became effective, August 25, 2003. Any fractional shares resulting from this reverse split will be rounded up to the next whole share. New stock certificates will be issued in the normal course of business whenever the appropriate transfer is requested by the shareholders. At the same annual shareholder meeting the shareholders voted to increase the Company's authorized common shares from 100,000,000 to 200,000,000. The par value remains the same.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial  Statements  -  Not  Applicable.

     (b)  Exhibits:

     Exhibit Number      Description
     --------------      -----------

     99.1 The Company's news release, issued on August 25, 2003, relating to the reverse stock split


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Corporations has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                              MEDPLUS CORPORATION

Date:     August 27, 2003                   By:   /s/  Brian Zucker
                                               ---------------------------------

                                                 Brian Zucker
                                                 Chief Executive Officer


Date:     August 27, 2003                   By:   /s/  Tim DeHerrera
                                               ---------------------------------
                                                 Tim DeHerrera
                                                 Secretary

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